Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of BGC Partners, Inc. and in the related Prospectuses of our report dated May 23, 2012, with respect to the consolidated financial statements of Grubb & Ellis Company as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in the Current Report on Form 8-K/A of BGC Partners, Inc. filed with the Securities and Exchange Commission on May 23, 2012.

(1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,

(2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,

(3)	Registration Statement (Form S-3 No. 333-166564) of BGC Partners, Inc.,

(4)	Registration Statement (Form S-3 No. 333-52154) of BGC Partners, Inc.,

(5)	Registration Statement (Form S-8 No. 333-34324) of BGC Partners, Inc.,

(6)	Registration Statement (Form S-8 No. 333-49056) of BGC Partners, Inc.,

(7)	Registration Statement (Form S-8 No. 333-109121) of BGC Partners, Inc.,

(8)	Registration Statement (Form S-8 No. 333-162362) of BGC Partners, Inc.,

(9)	Registration Statement (Form S-8 No. 333-163897) of BGC Partners, Inc.,

(10)	Registration Statement (Form S-3 No. 333-176523) of BGC Partners, Inc.,

(11)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,

(12)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc., and

(13)	Registration Statement (Form S-8 No. 333-179555) of BGC Partners, Inc.

/s/ ERNST & YOUNG LLP

Irvine, California

May 23, 2012